EXHIBIT 32. - Certification of Chief Executive Officer and Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Australian-Canadian Oil Royalties Ltd. (the "Company") for the quarterly period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Andre Sakhai, President and Chief Executive Officer of the Company, and Robert Kamon, Secretary and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.


Dated: May 16, 2006          /s/ Andre Sakhai
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                             Andre Sakhai, President and Chief Executive Officer


                             Dated: May 16, 2006 /s/ Robert Kamon
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                             Robert Kamon, Secretary and Chief Financial Officer


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.